Exhibit 15.2

April 24, 2017

Yintech Investment Holdings Limited

12th Floor, Block B, Zhenhua Enterprise Plaza

No.3261 Dongfang Road

Pudong District, Shanghai, 200125

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. KEY INFORMATION—D. RISK FACTORS—Risks Related to Our Business and Industry” in Yintech Investment Holdings Limited’s annual report on Form 20-F for the year ended December 31, 2016 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2017. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ King & Wood Mallesons
King & Wood Mallesons